UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2015

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35462 (Commission File Number)	26-4532998 (IRS Employer Identification No.)

8500 Governor's Hill Drive Symmes Township, Ohio 45249 (Address of principal executive offices, including zip code)

(513) 900-5250 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2015, David Mussafer resigned from the board of directors of Vantiv, Inc. (the “Company”). Mr. Mussafer, a Managing Partner at Advent International Corporation, had served as a director of the Company since its initial public offering. There were no disagreements between the Company and Mr. Mussafer that led to his decision to resign.
Effective June 19, 2015, the Company’s board of directors elected Boon Sim to fill the vacancy resulting from Mr. Mussafer’s resignation. Mr. Sim is Head of the Markets Group, President of the Americas and Head of the Credit Portfolio of Temasek International Pte. Ltd. (“Temasek”) and has been with Temasek since 2012. Temasek is an investment company based in Singapore with offices in Asia, the Americas and Europe. Prior to Temasek, Mr. Sim was Global Head of the Mergers & Acquisitions Group of Credit Suisse Securities (USA) LLC. The Company’s standard compensation arrangement for non-employee directors is described in the “Director Compensation” section of the Company’s most recent proxy statement. Mr. Sim’s committee assignments will be determined at a later date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: June 23, 2015	By:	/S/ NELSON F. GREENE
		Name:	Nelson F. Greene
		Title:	Chief Legal Officer and Secretary

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